Exhibit 10.39

AXESSTEL, INC.

NOTICE OF GRANT OF STOCK OPTION

[                     20     Pool Option]

                             (the “Optionee”) has been granted an option (the “Option”) to purchase certain shares of Stock of Axesstel, Inc., a Nevada corporation, pursuant to the Stock Option Agreement attached hereto (the “Agreement”), as follows:

Date of Option Grant:

Number of Option Shares:

Exercise Price:	$ per share

Initial Exercise Date:	Date of Option Grant

Initial Vesting Date:	Date of Option Grant

Option Expiration Date:	The date ten (10) years after the Date of Option Grant.

Tax Status of Option:	Nonstatutory Stock Option. (Enter “Incentive” or “Nonstatutory.” If blank, this Option will be a Nonstatutory Stock Option.)

Vested Shares: Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date	0
For each completed three-month period of the Optionee’s continuous Service after Initial Vesting Date until the Vested Ratio equals 1/1,	1/12

By their signatures below, the Company and the Optionee agree that the Option is governed by this Notice and by the provisions of the Stock Option Agreement, which is attached to and made a part of this document. The Optionee acknowledges receipt of a copy of the Stock Option Agreement, represents that the Optionee has read and is familiar with its provisions, and hereby accepts the Option subject to all of its terms and conditions.

AXESSTEL, INC.	OPTIONEE

By:
Signature

Its:
Date

ATTACHMENTS: Stock Option Agreement
Address

1